As filed with the Securities and Exchange Commission on February 18, 2005

Registration No.

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

HORIZON HEALTH CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	75-2293354
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1500 Waters Ridge Drive

Lewisville, Texas 75057-6011

(Address of principal executive offices)

HORIZON HEALTH CORPORATION

2005 OMNIBUS INCENTIVE PLAN

(Full title of the plan)

James Ken Newman

President and Chief Executive Officer

Horizon Health Corporation

1500 Waters Ridge Drive

Lewisville, Texas 75057-6011

(972) 420-8200

(Name, address and telephone number of agent for service)

Copies to:

David K. Meyercord, Esq.

Senior Vice President-Administration and General Counsel

Horizon Health Corporation

1500 Waters Ridge Drive

Lewisville, Texas 75057-6011

(972) 420-8200

CALCULATION OF REGISTRATION FEE

Title of securities to be registered (1)	Amount to be registered (3)	Proposed maximum offering price per share (4)	Proposed maximum aggregate offering price (4)	Amount of registration fee
Common Stock, $.01 par value(2)	300,000 shares	$32.17	$9,651,000	$1,135.92
Common Stock Purchase Rights(2)

(1)	Pursuant to Rule 416 under the Securities Act of 1933, as amended, this Registration Statement also covers an indeterminate number of additional shares that may be offered or issued pursuant to the Plan (as defined below), as a result of stock splits, stock dividends or similar transactions.

(2)	Each share of Common Stock includes one common stock purchase right issued pursuant to a Rights Agreement dated as of February 6, 1997, between the Registrant and American Stock Transfer & Trust Company, as Rights Agent. The common stock purchase rights are not presently exercisable and do not trade separately from the Common Stock. No separate consideration is paid for the common stock purchase rights, and no separate fee is payable in respect of the registration of such common share purchase rights.

(3)	Represents the maximum aggregate number of shares of Common Stock that can be issued pursuant to the plan described herein.

(4)	Estimated solely for purposes of computing the amount of the registration fee in accordance with Rule 457(h) under the Securities Act of 1933, as amended, based on the average of the high and low prices for the Common Stock on the Nasdaq Stock Market on February 16, 2005.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The following documents are incorporated by reference in this Registration Statement by Horizon Health Corporation, a Delaware corporation (the “Registrant”):

(a)	the Annual Report on Form 10-K of the Registrant for the fiscal year ended August 31, 2004, filed with the Securities and Exchange Commission (the “Commission”) on November 12, 2004;

(b)	the Quarterly Report on Form 10-Q of the Registrant for the fiscal quarter ended November 30, 2004, filed with the Commission on January 10, 2005;

(c)	the Current Report on Form 8-K of the Registrant filed with the Commission on September 14, 2004;

(d)	the Current Report on Form 8-K of the Registrant filed with the Commission on October 25, 2004;

(e)	the Current Report on Form 8-K of the Registrant filed with the Commission on November 30, 2004;

(f)	the Current Report on Form 8-K of the Registrant filed with the Commission on January 3, 2005;

(g)	the Current Report on Form 8-K of the Registrant filed with the Commission on January 11, 2005;

(h)	the Current Report on Form 8-K of the Registrant filed with the Commission on February 3, 2005;

(i)	the description of the common stock, par value $.01 per share, of the Registrant (the “Common Stock”) contained in Item 1 of the Registration Statement on Form 8-A of the Registrant filed with the Commission on February 9, 1995 (file no. 1-13626); and

(j)	the description of the common stock purchase rights associated with the Common Stock contained in Item 1 of the Registration Statement on Form 8-A of the Registrant filed with the Commission on February 7, 1997 (file no. 000-22123).

All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents; provided, however, that notwithstanding anything herein to the contrary, the Registrant’s Compensation Committee Report on Executive Compensation, Audit Committee Report and the Performance Graph included in the Registrant’s Proxy Statements shall not be deemed to be incorporated by reference into this Registration Statement.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or replaces such statement. Any statement so modified shall not be deemed in its unmodified form to constitute a part of this Registration Statement. Any statement so superseded shall not be deemed to constitute a part of this Registration Statement.

Item 4.	Description of Securities.

Not applicable.

Item 5.	Interests of Named Experts and Counsel.

Not applicable.

Item 6.	Indemnification of Directors and Officers.

Under Section 145 of the Delaware General Corporation Law, the Registrant has broad powers to indemnify its directors, officers, employees and agents against liabilities they may incur in such capacities, including liabilities under the Securities Act of 1933 (the “Securities Act”). The Registrant’s Certificate of Incorporation provides that the Registrant shall indemnify its directors and officers to the fullest extent permitted by law, and requires the Registrant to advance litigation expenses in the case of stockholder derivative actions or other actions, against an undertaking by the director or officer to repay such advances if it is ultimately determined that the director or officer is not entitled to indemnification. The Certificate of Incorporation also provides that rights conferred under such Certificate of Incorporation shall not be deemed to be exclusive of any other right such persons may have or acquire under any statute, the Bylaws, agreement, resolution of stockholders or directors, or otherwise.

The Certificate of Incorporation further provides that, to the full extent permitted by Delaware law, no director of the Registrant shall be liable to the Registrant or its stockholders for monetary damages for breach of the director’s fiduciary duty as a director. This provision in the Certificate of Incorporation does not eliminate the duty of care, and in appropriate circumstances equitable remedies such as injunctive or other forms of non-monetary relief will remain available under Delaware law. In addition, the provision does not eliminate the liability of a director for breach of the director’s duty of loyalty to the Registrant or its stockholders, for acts or omissions not in good faith or involving intentional misconduct or for knowing violations of law, for any transaction from which the director derived an improper personal benefit, or for payment of dividends or approval of stock repurchases or redemptions that are unlawful under the Delaware General Corporation Law. The provision also does not affect a director’s responsibilities under any other law, such as the Federal securities laws.

Pursuant to the terms of various employee benefit plans of the Registrant or separate indemnification agreements entered into by the Registrant in connection therewith, certain persons administering or acting on any committee administering the plan, including certain directors and officers of the Registrant, are indemnified by the Registrant with respect to certain liabilities which may be incurred in connection with the plan.

Directors and officers of the Registrant may also be indemnified in certain circumstances pursuant to statutory provisions of the Delaware General Corporation Law.

The Registrant maintains director and officer liability insurance covering directors and officers of the Registrant and its subsidiaries with respect to certain liabilities which may be incurred in connection with their service to the Registrant or any of its subsidiaries.

Item 7.	Exemption from Registration Claimed.

Not applicable.

Item 8.	Exhibits.

Exhibit No.	Description

3.1	Certificate of Incorporation of the Registrant, as amended (incorporated herein by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed on August 25, 1997 under file no. 1-13626).

3.2	Amended and Restated Bylaws of the Registrant, as amended (incorporated herein by reference to Exhibit 3.2 to Amendment No. 2, filed on February 16, 1995, to the Registrant’s Registration Statement on Form S-1, registration no. 33-88314, filed on January 6, 1995).

4.1	Specimen certificate for the Common Stock, $.01 par value per share, of the Registrant (incorporated herein by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K filed on August 25, 1997 under file no. 1-13626).

4.2	Rights Agreement, dated February 6, 1997, between the Registrant and American Stock Transfer & Trust Company, as Rights Agent (incorporated herein by reference to Exhibit 4.1 to the Registrant’s Registration Statement on Form 8-A, registration no. 000-22123, filed on February 7, 1997).

5.1	Opinion of Strasburger & Price, LLP regarding legality of shares being registered (filed herewith).

10.1	Horizon Health Corporation 2005 Omnibus Incentive Plan (incorporated herein by reference to Appendix A to the Company’s Proxy Statement on Schedule 14A as filed with the Securities and Exchange Commission on December 15, 2004).

10.2	Excerpt from letter from the Registrant to James Ken Newman regarding grant of deferred incentive bonus (filed herewith).

10.3	Excerpt from letter from the Registrant to David K. White regarding grant of deferred incentive bonus (filed herewith).*

23.1	Consent of PricewaterhouseCoopers LLP (filed herewith).

23.2	Consent of Strasburger & Price, LLP (contained in opinion filed as Exhibit 5.1).

24.1	Power of Attorney (contained on signature page of this Registration Statement).

*	This excerpt is the form used for all grants of deferred incentive bonuses to other executive officers of the Registrant under the Horizon Health Corporation 2005 Omnibus Incentive Plan.

Item 9.	Undertakings.

(a)	The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)	The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lewisville, State of Texas, on February 18, 2005.

HORIZON HEALTH CORPORATION

By:	/s/ James Ken Newman
James Ken Newman President and Chief Executive Officer (Principal Executive Officer)

POWER OF ATTORNEY

Each individual whose signature appears below constitutes and appoints James K. Newman, John E. Pitts and David K. Meyercord, and each of them, such person’s true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for such person and in such person’s name, place, and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that such attorneys-in-fact and agents, or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Capacity	Date

/s/ James Ken Newman James Ken Newman	Director and Chairman of the Board, President and Chief Executive Officer (Principal Executive Officer)	February 18, 2005

/s/ John E. Pitts John E. Pitts	Senior Vice President – Finance (Principal Financial and Accounting Officer)	February 18, 2005

/s/ George E. Bello George E. Bello	Director	February 18, 2005

/s/ Michael R. Bowlin Michael R. Bowlin	Director	February 18, 2005

/s/ James E. Buncher James E. Buncher	Director	February 18, 2005

/s/ Robert A. Lefton Robert A. Lefton	Director	February 18, 2005

/s/ William H. Longfield William H. Longfield	Director	February 18, 2005

/s/ Donald E. Steen Donald E. Steen	Director	February 18, 2005

INDEX TO EXHIBITS

Exhibit No.	Description

3.1	Certificate of Incorporation of the Registrant, as amended (incorporated herein by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed on August 25, 1997 under file no. 1-13626).

3.2	Amended and Restated Bylaws of the Registrant, as amended (incorporated herein by reference to Exhibit 3.2 to Amendment No. 2, filed on February 16, 1995, to the Registrant’s Registration Statement on Form S-1, registration no. 33-88314, filed on January 6, 1995).

4.1	Specimen certificate for the Common Stock, $.01 par value per share, of the Registrant (incorporated herein by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K filed on August 25, 1997 under file no. 1-13626).

4.2	Rights Agreement, dated February 6, 1997, between the Registrant and American Stock Transfer & Trust Company, as Rights Agent (incorporated herein by reference to Exhibit 4.1 to the Registrant’s Registration Statement on Form 8-A, registration no. 000-22123, filed on February 7, 1997).

5.1	Opinion of Strasburger & Price, LLP regarding legality of shares being registered (filed herewith).

10.1	Horizon Health Corporation 2005 Omnibus Incentive Plan (incorporated herein by reference to Appendix A to the Company’s Proxy Statement on Schedule 14A as filed with the Securities and Exchange Commission on December 15, 2004).

10.2	Excerpt from letter from the Registrant to James Ken Newman regarding grant of deferred incentive bonus (filed herewith).

10.3	Excerpt from letter from the Registrant to David K. White regarding grant of deferred incentive bonus (filed herewith).*

23.1	Consent of PricewaterhouseCoopers LLP (filed herewith).

23.2	Consent of Strasburger & Price, LLP (contained in opinion filed as Exhibit 5.1).

24.1	Power of Attorney (contained on signature page of this Registration Statement).

*	This excerpt is the form used for all grants of deferred incentive bonuses to other executive officers of the Registrant under the Horizon Health Corporation 2005 Omnibus Incentive Plan.